                                                                    Exhibit 3.13

                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                           AMERICASDOCTOR.COM, INC.
                            A Delaware Corporation

                          Adopted on March 26, 2001.


                                   ARTICLE I
                               CORPORATE OFFICES
                               -----------------

     Section 1.   Registered Office.  The registered office of the Corporation
                  -----------------
in the State of Delaware is hereby located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

     Section 2.   Principal Office.  The principal office of the Corporation is
                  ----------------
hereby located at 1325 Tri-State Parkway, Gurnee, Illinois 60031. The Board of Directors (herein referred to as the "Board") is hereby granted the full power and authority, by a resolution of a majority of the directors, to change the principal office from one location to another. Any such change shall be noted in these Bylaws opposite this section, and this section may be amended to state the new location.

     Section 3.   Other Offices.  The Corporation may establish any additional
                  -------------
offices, at any place or places as the Board may designate, or as the business of the Corporation shall require.


                                  ARTICLE II
                             STOCKHOLDERS MEETINGS
                             ---------------------

     Section 1.   Place of Meeting.  Meetings of the stockholders of the
                  ----------------
Corporation shall be held at the principal office or at such place, within or without the State of Delaware, as may from time to time be designated for that purpose either by the Board or, in the absence of a designation by the Board, the Chairman of the Board (the "Chairman"), the Chief Executive Officer, the President or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the Stockholders, or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

     Section 2.   Annual Meetings.  The annual meeting of the Stockholders shall
                  ---------------
be held on such date and at such time designated from time to time, by resolution of the Board at which meeting the Stockholders will elect by a plurality vote the Directors to succeed those Directors whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with Section 9 of this Article.

     Section 3.   Special Meetings.  Special meetings of the Stockholders may be
                  ----------------
called only (i) by the Chairman, (ii) the Chief Executive Officer or (iii) by the Secretary within 10 calendar days after receipt of the written request of a majority of the members of the Board. Any such request by a majority of the Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting.

     Section 4.   Notice of Meetings.  Except as otherwise provided by statute,
                  ------------------
written or printed notice of each meeting of the Stockholders of the Corporation, whether annual or special, shall be given not less than ten nor more than sixty days prior to the date upon which the meeting is to be held to each Stockholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and, at the adjourned meeting, such business may be transacted as might properly have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

     Notice of a Stockholders' meeting or adjournment thereof is waived upon the occurrence of the following:

          (a) A Stockholders' meeting is adjourned and a time and place for readjournment is announced at the meeting at which the adjournment is taken, and such date of readjustment is no more than 30 days from the date of adjournment.

          (b) Receipt by the Corporation of a written notice of waiver, signed by the person entitled to notice before or after the time stated therein.

          (c) Attendance by the person entitled to notice and failure of such person to object to the transaction of any business because the meeting is not lawfully called or convened.

     Whenever notice is required to be given under any statute or the Certificate of Incorporation or these Bylaws to any Stockholder to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any of the other sections of the General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section 4.

     Section 5.   Quorum.  On all questions, the presence of the holders of a
                  ------
majority of the shares entitled to vote, in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders.
For the purposes of this Section, holders of Series A

Preferred Stock and Series E Preferred Stock shall be deemed to hold that number of shares equal to the number of whole shares of Class A Common Stock into which the Series A Preferred Stock or Series E Preferred Stock held by such Stockholder is then convertible. On all questions, the Stockholders present at a duly called or held meeting at which a quorum is, present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 6.   Adjourned Meeting.  Any Stockholders' meeting, annual or
                  -----------------
special, whether or not a quorum is present, may be adjourned by vote of a majority of the shares present, either in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as expressly provided in Section 5 of this Article.

     Section 7.   Voting.
                  ------

          (a) The Stockholders entitled to notice of any meeting or to vote at such meeting shall only be persons whose names stand on the stock records of the Corporation on the record date determined in accordance with the provisions of Section 13 of this Article, provided, however, that if no such record date shall be fixed by the Board, only persons in whose names shares stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of Stockholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

          (b) Voting shall in all cases be subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law, as they may be amended from time to time (relating to voting of shares held by fiduciaries, or pledges, held in joint ownership, and voting of shares by voting trusts or in accordance with other voting agreements).

          (c) At each meeting of the stockholders of the Corporation, holders of a majority of the voting power of the Corporation entitled to vote thereat, present either in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, the Stockholders of the Corporation present in person or by proxy and entitled to vote at the meeting may, by majority vote, or, in the absence of all Stockholders, any officer entitled to preside or act as Secretary at such meeting, shall have the power to adjourn the meeting from time to time until Stockholders holding the requisite amount of stock shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

          (d) On all questions put to the stockholders, each stockholder of the Corporation entitled to vote on such questions shall be entitled to vote in person or by proxy one vote for each share of Common Stock of the Corporation held by such Stockholder. Unless otherwise provided in the Certificate of Incorporation or by statute, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the Stockholders. For the purposes of this Section, holders of Series A Preferred Stock and Series E Preferred Stock shall be deemed to hold that number of shares of Common Stock equal to the number of whole shares of Class A Common Stock into which the Series A Preferred Stock or Series E Preferred Stock held by such Stockholder is then convertible. Unless demanded by a Stockholder present in person or by proxy at any meeting and entitled to vote on a question thereat, the vote on such question need not be by ballot. Upon demand for a vote by ballot upon any question by the holders of a majority of the outstanding shares of all classes of stock present in person or by proxy at any meeting and entitled to vote on such question, such vote shall be taken by ballot. On any vote taken by ballot, each ballot shall be signed by the Stockholder voting, or by such Stockholder's lawful proxy, and shall state the number and kind of shares voted and the number of votes to which such Stockholder is entitled.

     Section 8.   Proxies.  A stockholder may authorize another person or
                  -------
persons to act for him as proxy by (i) executing a writing authorizing another person or persons to act for him as proxy (such execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature), or
(ii) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission (including by telephone) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Corporation or by a later appointment of a proxy.

     Section 9.   Order of Business.  (a) The Chairman, or such other officer
                  -----------------
of the Corporation designated by a majority of the Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer at the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, by (i) imposing restrictions on the persons (other than Stockholders or their duly appointed proxies) who may attend any such Stockholders' meeting, (ii) ascertaining whether any Stockholder or his proxy may be excluded from any meeting of the Stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and
(iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the Stockholders.

     (b) No business may be transacted at an annual meeting of Stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or
(iii) otherwise properly brought before the annual meeting by any Stockholder of the Corporation (A) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 9.

     (c)  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a Stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of Stockholders; provided, however, that in the event that the
                                --------  -------
annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year's annual meeting or there was no annual meeting held during the prior year, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to Stockholders will be the date so described in such proxy materials.

     (d) To be in proper written form, a Stockholder's notice to the Secretary must set forth as to each matter such Stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such Stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (iv) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder in such business, and (v) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     (e) At a special meeting of Stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a majority of the Board in accordance with Section 4 of this Article or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board.

     (f) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Section 9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

     Section 10.  Stockholder List.  The officer who has charge of the stock
                  ----------------
ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

     Section 11.  Consent of Stockholders in Lieu of Meeting.  Any action
                  ------------------------------------------
required to be taken, or that may be taken, at any annual or special meeting of the Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, shall have been signed by the holders of outstanding stock, eligible to vote on such action, having not less than the minimum number of votes of each class of stock that would be necessary to authorize or take such action at a meeting at which all shares of each class of stock entitled to vote thereon were present and voted.

     The Secretary shall give prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent to those Stockholders who have not consented in writing.

     Section 12.  Inspectors of Election.  The Board may appoint one or more
                  ----------------------
inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

     Section 13.  Record Date.  In order that the Corporation may determine the
                  -----------
Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     If no record date is fixed:

          (a) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

          (b) The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed;

          (c) The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned
--------  -------
meeting.

     Section 14.  Opening and Closing of Polls.  An announcement shall be made
                  ----------------------------
at each meeting of the Stockholders by the Chairman of the meeting of the date and time of the opening and closing of polls for each matter upon which the Stockholders will vote at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a Stockholder shall determine otherwise.


                                  ARTICLE III
                              BOARD OF DIRECTORS
                              ------------------

     Section 1.   Powers.  The business and affairs of the Corporation shall be
                  ------
managed by, or under the direction of the Board, except as may be otherwise provided by the General Corporation Law or in the Certificate of Incorporation or these Bylaws.

     Section 2.   Number and Qualifications.  The number of directors of the
                  -------------------------
Corporation shall be fixed from time to time by the Board, subject to the provisions of the Investor Rights Agreement among the Corporation and certain investors. The directors shall be nominated by the existing Board. Directors need not be stockholders. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

     Section 3.   Election and Term of Office. The Directors of the Corporation
                  ---------------------------
shall be elected at the annual meeting of the Stockholders or at any special meeting of the Stockholders held for that purpose. Each Director shall hold office until such director's successor is elected and qualified or until such Director's earlier resignation or removal.

     Section 4.   Vacancies.
                  ---------

          (a) Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

          (b) If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any officer or any Stockholder or an executor, administrator, trustee or guardian of a Stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a Stockholder, may call a special meeting of Stockholders in accordance with the provisions of the Certificate of Incorporation and the Bylaws or may apply to the Delaware Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law.

          (c) Unless otherwise provided in the Certificate of Incorporation, when one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in these Bylaws.

          (d) Subject to the rights of the holders of any series of Preferred Stock to elect additional Directors, any Director may be removed from office by the holders of a majority of the shares of capital stock then entitled to vote at an election only for cause.

          (e) Any Director may resign effective upon giving written notice to the Board, unless the notice specifies a later date for the effectiveness of such resignation.

          (f) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors and to the terms and conditions of Section 1 of the Investor Rights Agreement between the Corporation and the investor parties thereto, any vacancy in the office of a Director may be filled by vote of the majority of the remaining Directors. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified.

     Section 5.   Nominations of Directors; Election.  (a) Subject to the
                  ----------------------------------
rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, only persons who are nominated in accordance with the following procedures will be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board may be made at any annual meeting of Stockholders (i) by or at the direction of the Board (or any duly authorized Committee thereof) or (ii) by any Stockholder of the Corporation (A) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of Stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 5. In addition to any other applicable requirements, for a nomination to be made by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a Stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of Stockholders; provided,
                                                               --------
however, that in the event that the annual meeting is called for a date that is
-------
not within 30 calendar days before or after the anniversary of the prior year's annual meeting, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to Stockholders will be the date so described in such proxy materials.

     (b) To be in proper written form, a Stockholder's notice to the Secretary must set forth (i) as to each person whom the Stockholder proposes to nominate for election as a Director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (ii) as to the Stockholder giving the notice (A) the name and record address of such Stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (C) a description of all arrangements or understandings between or among such Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, (D) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (E) any other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     (c) If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer will declare to the meeting that the nomination was defective and such defective nomination will be disregarded.

     Section 6.   Place of Meeting.  Unless otherwise provided in the
                  ----------------
Certificate of Incorporation, or by unanimous written consent of all acting Directors, meetings, both regular and special, of the Board shall be held at the Corporation's principal executive offices, or at such other place or places within or without the State of Delaware, as the Board may from time to time determine.

     Section 7.   Regular Meetings.  Immediately following each annual meeting
                  ----------------
of the Stockholders, the Board shall hold a regular meeting at the same place at which such Stockholders' meeting is held, or at such other time and place as may be fixed from time to time by the Board. Notice of such meeting need not be given.

     Other regular meetings of the Board shall be held without call at such time and place as the Board may from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of a regular meeting need not be given.

     Section 8.   Special Meetings.  Special meetings of the Board may be called
                  ----------------
by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication, and will be called by the Chairman or the President, in like manner and on like notice, on the written request of a majority of the Board. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

     Section 9.   Meetings by Communication Equipment.  Members of the Board of
                  -----------------------------------
the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of telephone conference or similar means by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 10.  Quorum and Manner of Acting.  The presence of a majority of
                  ---------------------------
the total number of Directors shall constitute a quorum for the transaction of business, and, except for actions required to be taken by a majority of the Board, the act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board. In the absence of a quorum, a majority of the Directors present may adjourn any meeting from time to time until a quorum is present. Notice of an adjourned meeting need not be given.

     Section 11.  Validation of Defectively Called or Noticed Meetings.  The
                  ----------------------------------------------------
transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though made or performed at a meeting duly held after regular call and notice, if, either before or after the meeting, each of the Directors not present or who, though present, has prior to the meeting or at its commencement protested the lack of proper notice to such Director, signs a written waiver of notice or a consent to holding such meeting or approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 12.  Action Without Meeting.  Any action required or permitted to
                  ----------------------
be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 13.  Compensation of Directors.   Directors and members of
                  -------------------------
committees may receive such compensation, if any, for their services, and such reimbursement for expenses incurred by them, as may be fixed or determined by resolution of the Board.

     Section 14.  Committees.
                  ----------

          (a) The Board may, by resolution passed by a majority of the Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall exercise any power or duty expressly required by the Delaware General Corporation Law, as it may be amended from time to time, to be acted upon by the Board. Any Director may be removed from a committee by the affirmative vote of a majority of the entire Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

          (b) The Board shall maintain a Compensation Committee consisting of three (3) Directors at least two (2) of whom shall not be officers or employees of the Corporation. The Compensation Committee shall have the authority to review, adopt and amend the various compensation, incentive and benefit plans, as well as other programs maintained for the compensation of officers and other key employees of the Corporation.

     Section 14.  Rules.  The Board may adopt rules and regulations for the
                  -----
conduct of meetings and the oversight of the management of the affairs of the Corporation.


                                  ARTICLE IV
                                   OFFICERS
                                   --------

     Section 1.   Officers.  The officers of the Corporation shall be a
                  --------
Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Treasurer or Chief Financial Officer and a Secretary. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

     Section 2.   Election of Officers.  The officers of the Corporation, except
                  --------------------
such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

     Section 3.   Subordinate Officers.  The Board may appoint, and may empower
                  --------------------
the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or Chief Executive Officer may from time to time determine.

     Section 4.   Removal and Resignation of Officers.  Without prejudice to the
                  -----------------------------------
rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board, at any regular or special meeting of the Board, or by any officer upon whom such power of removal may be conferred by the Board.

     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

     Section 5.   Vacancies in Offices.  A vacancy in any office because of
                  --------------------
death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 6.   Chairman of the Board.  The Chairman of the Board, if such an
                  ---------------------
officer be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board.

     Section 7.   Chief Executive Officer.  Subject to such supervisory powers,
                  -----------------------
if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the Stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The Chief Executive Officer shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board.

     Section 8.   President.  Subject to such supervisory powers, if any, as may
                  ---------
be given by the Board to the Chairman of the Board and the Chief Executive Officer, if there be such officers, the President shall be the president and a general manager of the Corporation and shall, together with the Chief Operating Officer and subject to the control of the Board have general supervision, direction, and control of the business and the officers of the Corporation (other than the Chairman, the Chief Executive Officer and the Chief Operating Officer). The President shall preside at all meetings of the Stockholders in the absence of the Chairman and the Chief Executive Officer, and, in the absence of the Chairman and the Chief Executive Officer, at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and a general manager of a corporation and shall have such other powers and duties as may be prescribed by the Board and the Chief Executive Officer.

     Section 9.   Chief Operating Officer.  Subject to such supervisory powers,
                  -----------------------
if any, as may be given by the Board to the Chairman of the Board and the Chief Executive Officer, the Chief Operating Officer shall be the chief operating officer and a general manager of the Corporation and shall, together with the President and subject to the control of the Board and the Chief Executive Officer have general supervision, direction and control of the business and the officers of the Corporation (other than the Chairman and the Chief Executive Officer and President). The Chief Operating Officer shall preside at all meetings of the Stockholders in the absence of the Chairman, the Chief Executive Officer and the President and, in the absence of the Chairman, the Chief Executive Officer and the President, all meetings of the Board. The Chief Operating Officer shall have the general powers and duties usually vested in the chief operating officer and a general manager of a corporation and shall have such other powers and duties as may be prescribed by the Board and the Chief Executive Officer.

     Section 10.  Vice Presidents.  In the absence or disability of the
                  ---------------
Chairman, the Chief Executive Officer, the President and the Chief Operating Officer, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of such officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, such offices. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chief Executive Officer, the President or the Chief Operating Officer.

     Section 11.  Secretary.  The Secretary shall keep, or cause to be kept, at
                  ---------
the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at Stockholders' meetings, and the proceedings.

     The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 12.  Treasurer or Chief Financial Officer.  The Treasurer or Chief
                  ------------------------------------
Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the Stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director.

     The Treasurer or Chief Financial Officer shall deposit all monies and other valuables in the name or to the credit of the Corporation with such depositories as may be designated by the Board. The Treasurer or Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 13.  Compensation.  The compensation of all officers and
                  ------------
agents of the Corporation who are also Directors of the Corporation will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.

                                   ARTICLE V
                         INDEMNIFICATION OF DIRECTORS,
                     OFFICERS, EMPLOYEES AND OTHER AGENTS
                     ------------------------------------

     Section 1.   Damages and Expenses.  (a) The Corporation will to the fullest
                  --------------------
extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Board or an officer of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether for profit or not for profit, or anything done or not done by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will (i) be a contract right, (ii) include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with a Proceeding, consistent with the provisions of applicable law as then in effect, and (iii) inure to the benefit of the estate, heirs, executors and administrators of any Indemnitee who is or shall become deceased.

     (b) The right of indemnification provided in this Section 1 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled and will be applicable to Proceedings commenced or continuing after the adoption of this Section 1, whether arising from acts or omissions occurring before or after such adoption.

     Section 2.   Insurance.  The Corporation may purchase and maintain
                  ---------
insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in Section 1 of this Article or otherwise, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any person entitled to indemnification under Section 1 of this Article or otherwise and may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Section 1 of this Article.

     Section 3.   Constituent Corporations.  For purposes of this Article,
                  ------------------------
references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE VI
                                 MISCELLANEOUS
                                 -------------


     Section 1.   Notices.  Except as otherwise provided by law, these By-Laws
                  -------
or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws notice is required to be given to any Director or Stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or Stockholder, at the address of such Director or Stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, electronic mail or similar medium of communication or as otherwise may be permitted by these By-Laws.

     Section 2.   Waivers.  Whenever any notice is required to be given by law
                  -------
or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.   Inspection of Books and Records by Stockholders.  Any
                  -----------------------------------------------
Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

     Section 4.   Inspection of Books and Records by Directors.  Any Director
                  --------------------------------------------
shall have the right to examine the Corporation's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a director. Such right to examine the records and books of the Corporation shall include the right to make copies and extract therefrom.

     Section 5.   Checks, Drafts, Evidences of Indebtedness. All checks, drafts,
                  -----------------------------------------
or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

     Section 6.   Corporate Contracts and Instruments; How Executed.  The Board,
                  -------------------------------------------------
except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 7.   Certificates for Shares.  Every holder of stock in the
                  -----------------------
Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman, the Chief Executive Officer or the President or a Vice-President, and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 8.   Transfer of Shares.  Transfers of shares of the capital stock
                  ------------------
of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock and on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and upon any transfer of shares of stock the person or persons into whose name or names such shares shall have been transferred, with respect to all rights, privileges and obligations of holders of stock of the Corporation and as against the Corporation or any other person or persons. The term "person or persons" wherever used herein shall be deemed to include any partnership, corporation, association or other entity. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to such transfer agent, shall be so expressed in the entry of transfer.

     Section 9.   Lost, Stolen or Destroyed Certificates.  The Corporation may
                  --------------------------------------
issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 10.  Representation of Shares of Other Corporations.  The Chairman
                  ----------------------------------------------
of the Board, the President, or any Vice President or any person designated by any of such officers, is authorized, in the absence of authorization by the Board, to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, for which the Corporation has the right to vote. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by proxy duly executed by these officers.

     Section 11.  Construction and Definitions.  Unless the context requires
                  ----------------------------
otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law, as it may be amended from time to time, shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term person includes both a corporation and a natural person.

     Section 12.  Amendments. Unless otherwise provided in the Certificate of
                  ----------
Incorporation, the Bylaws of the Corporation may be amended by the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the Stockholders, or by the Stockholders of the Corporation entitled to vote, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of the applicable meeting.

     Section 13.  Conformance to the Law.  In the event that it is determined
                  ----------------------
that these Bylaws, as now written or as amended, conflict with the Delaware General Corporation Law, as it may be amended from time to time, or any other applicable law, as now enforced or as amended, these Bylaws shall be deemed amended, without action of the Board or the Stockholders, to conform with such law. Such amendment to be so interpreted as to bring these Bylaws within minimum compliance. For purposes of this section "amendment" shall include a repeal of, or a change in interpretation of, the relevant compendium.

     Section 14.  Seal.  The Board of Directors may adopt a corporate seal,
                  ----
which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 15.  Fiscal Year.  The fiscal year of the Corporation shall begin
                  -----------
on the first day of January of each year and end on the 31st day of December of each year.

     Section 16.  Dividends; Surplus.  Subject to the provisions of the
                  ------------------
Certificate of Incorporation and any restrictions imposed by statute, the Board may declare dividends out of the net assets of the Corporation in excess of its capital or, in case there shall be no such excess, out of the net profits of the Corporation for the fiscal year then current and/or the preceding fiscal year, or out of any funds at the time legally available for the declaration of dividends (hereinafter referred to as "surplus or net profits") whenever, and in such amounts as, in its sole discretion, the conditions and affairs of the Corporation shall render advisable. The Board in its sole discretion may, in accordance with law, from time to time set aside from surplus or net profits such sum or sums as it may think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose as it may think conducive to the best interests of the Corporation.

     Section 17.  Time Periods.  In applying any provision of these By-Laws that
                  ------------
requires that an act be performed or not be performed a specified number of days before or after the occurrence of an event or that an act be performed or not be performed during a period of a specified number of days before or after the occurrence of an event, calendar days will be used unless otherwise specified, the day of the performance of the act will be excluded and the day of the occurrence of the event will be included.

     Section 18.  Certain Defined Terms.  Terms used herein with initial
                  ---------------------
capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation. In addition, for purposes of Article II, Section 9 and Article III, Section 5, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act. Notwithstanding the foregoing provisions of Article II, Section 9 and Article III, Section 5, a Stockholder must comply with all applicable requirements of the Exchange Act with respect to the matters set forth in those By-Laws. Nothing in Article II, Section 9 and
Article III, Section 5 will be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation's proxy materials in accordance with Rule 14a-8 under the Exchange Act.

     Section 19.  Reliance Upon Books, Reports and Records.  Each Director, each
                  ----------------------------------------
member of a committee designated by the Board and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees or committees of the Board, or by any other person or entity as to matters the Director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.